UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 800 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 4, 2014, our wholly owned subsidiary, New York Telecom Partners LLC (“NYTP”) entered into a Supplemental Agreement (the “Agreement”) to its Telecommunications Network Access Agreement (“TNAS Agreement”) with the Port Authority of New York and New Jersey (“NYPA”).

Under the Agreement, NYTP will design and manage Wi-Fi and distributed antenna system (“DAS”) networks within certain areas of the new World Trade Center complex.  NYTP is required to make payments to NYPA upon the occurrence of certain carrier-related milestones.  NYTP will additionally pay revenue share to NYPA derived from DAS and Wi-Fi receipts received under the Agreement.  The Agreement has a maximum term of 20 years, and with certain exceptions, will be coterminous with the TNAS Agreement.

We will file the Agreement as an Exhibit to our 10-Q for the quarter ended September 30, 2014, and we will seek confidential treatment of portions of the Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: August 8, 2014	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer

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